EXHIBIT B

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Units of beneficial interest of Alliance Holdings GP, L.P., a Delaware limited partnership, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 24 day of May, 2006.

By:	/s/ Joseph W. Craft III
Name:	Joseph W. Craft III

ALLIANCE RESOURCE HOLDINGS, INC.

By:	/s/ Thomas L. Pearson
Name:	Thomas L. Pearson
Title:	Senior Vice President - Law and Administration, General Counsel and Secretary

ALLIANCE RESOURCE HOLDINGS II, INC.

By:	/s/ Thomas L. Pearson
Name:	Thomas L. Pearson
Title:	Secretary

ALLIANCE RESOURCE GP, LLC

By:	/s/ Thomas L. Pearson
Name:	Thomas L. Pearson
Title:	Senior Vice President - Law and Administration, General Counsel and Secretary

ALLIANCE MANAGEMENT HOLDINGS, LLC

By:	/s/ Thomas L. Pearson
Name:	Thomas L. Pearson
Title:	Secretary

AMH II, LLC

By:	/s/ Thomas L. Pearson
Name:	Thomas L. Pearson
Title:	Secretary